EXHIBIT 23


                         Independent Auditors' Consent

The Board of Directors
Laboratory Corporation of America Holdings:

We consent to the use of our reports incorporated by reference in the National Health Laboratories Holdings, Inc. Registration Statement on Forms S-4/S-3, dated April 25, 1995 (Registration No. 33-58775) filed under the Securities Act of 1933, as amended and to the reference to our firm under the heading "Experts" in the resale Prospectus.


/s/ KPMG Peat Marwick LLP

Raleigh, North Carolina
March 3, 1997